EXHIBIT 10.59




                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                     ---------------------------------------

          THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into this 3rd day of November 1994, by and between MEDICON, INC., an Illinois corporation (the "Company"), and LAWRENCE RUBINSTEIN (the "Employee").

                                    RECITALS
                                    --------

          WHEREAS, the Company and the Employee entered into that certain Employment Agreement, dated as of January 1, 1994 (the "Employment Agreement"), which sets forth the terms and conditions for the employment relationship of the Employee with the Company; and

          WHEREAS, the Company and the Employee desire to amend the Employment Agreement as provided herein.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree to amend the Employment Agreement as follows:

          1.   Amendment.
               ---------

               (a) Section 3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

               "3.  Compensation.
                    ------------

                    (a)  Salary.  The Company  agrees to pay
                         ------
                    the  Employee during  the  term of  this
                    Agreement a salary at an annual rate  of
                    $150,000.00.  Participation  in deferred
                    compensation,   bonus,   stock   option,
                    retirement  and  other  employee benefit
                    plans and in  fringe benefits shall  not
                    reduce the  base salary  payable to  the
                    Employee under  this Section 3(a).   The
                    salary under this Section 3(a) shall be payable by the Company to the Employee not less frequently than monthly.

               (b) Section 4 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

               "4.  Bonuses.  In addition to the salary  provided
                    -------
               in Section 3 above, during the term of this Agreement, the Company intends to





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               pay the Employee an annual bonus of up to $25,000,
               subject  to  review  of   the  Company's  and  the
               Employee's   performance   by   the   Compensation
               Committee of the Board of Directors. The Employee may receive this bonus and any additional bonus compensation, at such times and in such amounts as
               determined  by the Board  of Directors.   No other
               compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by such Board of Directors."

          2.  Employment Agreement.  As amended hereby, the Employment Agreement
              --------------------
shall remain in full force and effect.




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          IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the date first written above.

                                                  THE COMPANY:
                                                  MEDICON, INC.



                                                  By: _________________
                                                  Its: ________________


                                                  THE EMPLOYEE:



                                                  ______________________
                                                  Lawrence Rubinstein